Exhibit 23.1



                    Consent of Independent Public Accountants


             As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 11, 1997, included in or incorporated by reference into ThermoQuest Corporation's Annual Report on Form 10-K for the year ended December 28, 1996, and to all references to our Firm included in this registration statement.


                                           /s/ Arthur Andersen LLP
                                           -----------------------


        Boston, Massachusetts